UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 07, 2025 (August 5, 2025)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.00% Series C Cumulative Redeemable	ARR-PRC	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 5, 2025, ARMOUR Residential REIT, Inc. (the “Company”) entered into an underwriting agreement with the Company’s external manager, ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”), and Goldman Sachs & Co. LLC, as the representative of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 18,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Firm Shares”) with an offering price to the public of $16.35 per share. The Underwriting Agreement also granted the Underwriters an option (the “Option”) to purchase up to an additional 2,775,000 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”) during the 30-day period following the execution of the Underwriting Agreement with the same offering price per share to the public.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Manager, conditions to closing, termination provisions and other terms and conditions customary in agreements of this type. The Underwriting Agreement also contains customary indemnification and contribution rights and obligations of the Company, the Manager and the Underwriters. BUCKLER Securities LLC, an affiliate of the Company, is a broker-dealer and member of FINRA and will participate as an underwriter in this offering.

The Shares were offered (the “Common Stock Offering”) under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Company’s shelf registration statement on Form S-3ASR (No. 333-278327) (the “Registration Statement”), which was automatically declared effective on March 28, 2024. The material terms of the Common Stock Offering are described in the Company’s prospectus supplement, dated August 5, 2025 and filed with the Commission on August 6, 2025, pursuant to Rule 424(b)(5) of the Securities Act, which supplements the Company’s prospectus contained in the Registration Statement.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

On August 7, 2025, the Company completed the sale of the Firm Shares for total gross proceeds of approximately $302,475,000 before deduction of underwriting discounts and commissions and offering expenses payable by the Company. The Company intends to use the net proceeds of the offering to acquire additional mortgage-backed securities and other mortgage-related assets in accordance with the objectives and strategies described in the Company’s filings with the Commission.

Item 8.01.	Other Events.

A copy of ARMOUR’s press release announcing the closing of the Common Stock Offering is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated August 5, 2025, by and among ARMOUR Residential REIT, Inc., ARMOUR Capital Management LP and Goldman Sachs & Co. LLC, as the representative of the several underwriters named therein

5.1	Opinion of Holland & Knight LLP, regarding the validity of the shares of common stock
8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP, regarding certain tax matters
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 8.1)
99.1	Closing Press Release dated August 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 07, 2025

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	Chief Financial Officer